Exhibit 24.1

                               SODAK GAMING, INC.


                                POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael G. Wordeman, Roland W. Gentner, and David R. Johnson and each of them, his true and lawful attorney-in fact and agents, each acting alone, with full powers of substitution and resubstitution, for him in his name, a place and stead, in any and all capacities to sign and the annual report on form 10-K of Sodak Gaming, Inc., and any and all amendments thereto, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.


                     Signature                                                    Title                                    Date
------------------------------------------------------            ----------------------------------------            --------------

               \s\ Michael G. Wordeman                                        Chairman, Chief
                 Michael G. Wordeman                                  Executive Officer and Director                  March 13,1998

                \s\ Roland W. Gentner                                        President, Chief
                  Roland W. Gentner                                   Operating Officer and Director                  March 9, 1998

                \s\ David R. Johnson                                          Chief Financial
                  David R. Johnson                                 Officer (principal financial officer)              March 9, 1998

               \s\ Clayton R. Trulson                                     Vice President, Finance
                  Clayton R. Trulson                                 and Treasurer (principal accounting
                                                                                 officer)                             March 11, 1998

                  \s\ Thomas Celani
                    Thomas Celani                                                Director                             March 9, 1998

                  \s\ Colin V. Reed
                    Colin V. Reed                                                Director                             March 9, 1998

                \s\ Manuel Lujan, Jr.
                  Manuel Lujan, Jr.                                              Director                             March 9, 1998

                  \s\ Ronnie Lopez
                    Ronnie Lopez                                                 Director                             March 11, 1998




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